EXHIBIT 99.1

Vitran Reports 2013 Second Quarter Results

REMINDER:
Vitran management will conduct a conference call and webcast today: July 31, at 10:00 a.m. ET to discuss the Company's 2013 second quarter results
Conference call dial-in: 1-888-396-8049 or 416-764-8646 (International)
Live Webcast: www.vitran.com (select "Investor Relations")

TORONTO, July 31, 2013 (GLOBE NEWSWIRE) -- Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), a North American transportation firm, today announced its unaudited financial results for the second quarter of 2013 and the six-month period ended June 30, 2013 (all figures reported in $U.S.).

Vitran reported a 10.0% decrease in revenues to $165.4 million in the second quarter of 2013 compared to $183.8 million in the second quarter of 2012. Vitran recorded a net loss from continuing operations of $17.0 million, or $1.03 per basic and diluted share, for the quarter ended June 30, 2013 compared to a net loss from continuing operations of $5.7 million, or $0.35 per basic and diluted share, for the 2012 second quarter.

For the six months ended June 30, 2013, Vitran reported a 9.9% decrease in revenue to $326.6 million compared to $362.4 million for the same period in 2012. Vitran recorded a net loss of $34.6 million, or $2.11 per basic and diluted share, for the six-month period ended June 30, 2013 compared to a net loss of $12.9 million, or $0.79 per basic and diluted share, in the comparable six-month period in 2012.

In the second quarter of 2013, Vitran received additional proceeds of $1.8 million from the sale of its previously announced Supply Chain Operation as result of final working capital adjustments. Vitran also recorded $1.8 million in severance costs associated with the departure of its previous President and Chief Executive Officer.

Vitran Interim President and Chief Executive Officer William Deluce stated, "We are extremely pleased with the operating results of our Canadian LTL business. Commercial efforts by the Canadian management team are bearing fruit, with an increase in activity levels year-over-year. We continue to expect positive results in the quarters to come and are proud of the excellent service we deliver consistently every day to our customers in Canada."

 "At the same time we are disappointed with Vitran's consolidated financial results, which were weighed down by the operating results of the U.S. LTL business unit. Vitran's Board of Directors continues to proactively address the challenges in its U.S. LTL business. Initiatives undertaken include increasing the investments in technology, a revamped focus on sales and the transfer of Vitran's western service offering to an interline partnership. I am confident that these initiatives have improved the longer-term prospects for the U.S. LTL business."

"Vitran's Board remains committed to enhancing overall shareholder value and continues to evaluate opportunities to return Vitran to profitability," concluded Mr. Deluce.

Operating Results

For the 2013 second quarter the Company posted a loss from operations in its LTL business of $12.3 million compared to $3.3 million for the 2012 second quarter.  The LTL business posted an OR (operating ratio) of 107.4% compared to an OR of 101.8% in the comparable period a year ago. In the comparable second quarters, shipments and tonnage decreased 11.2% and 11.8% respectively.

About Vitran Corporation Inc.

Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload services throughout the United States and Canada. To find out more about Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), visit the website at www.vitran.com.

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements may be generally identifiable by use of the words "believe", "anticipate", "intend", "estimate", "expect", "project", "may", "plans", "continue", "will", "focus", "should", "endeavor" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran's actual results, performance or achievements to differ materially from those projected in the forward-looking statements. Factors that may cause such differences include, but are not limited to, technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors. More detailed information about these and other factors is included in the annual MD&A on Form 10K under the heading "General Risks and Uncertainties." Many of these factors are beyond the Company's control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements. Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.

(tables follow)

Vitran Corporation Inc.
Consolidated Balance Sheets
(in thousands of United States dollars, US GAAP)

	June 30, 2013	Dec 31, 2012
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$ 41,235	$ 233
Accounts receivable	73,343	65,291
Inventory, deposits and prepaid expenses	9,485	10,131
Income taxes recoverable	476	--
Current assets of discontinued operations	--	11,436
Deferred income taxes	87	92
	124,626	87,183

Property and equipment	123,716	131,640
Intangible assets	1,841	2,707
Goodwill	5,278	5,579
Long-term assets of discontinued operations	--	11,388
	$ 255,461	$ 238,497
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$ 70,840	$ 67,744
Income taxes payable	--	517
Current liabilities of discontinued operations	--	14,068
Current portion of long-term debt	3,828	3,339
	74,668	85,668

Long-term debt	79,155	101,997
Deferred income taxes	997	1,175

Shareholders' equity:
Common shares	100,204	99,954
Additional paid-in capital	5,815	5,708
Accumulated deficit	(10,190)	(60,889)
Accumulated other comprehensive income	4,812	4,884
	100,641	49,657
	$ 255,461	$ 238,497

(Consolidated Statements of Income (Loss) follows)

Vitran Corporation Inc.
Consolidated Statements Of Income (Loss)
(Unaudited)
(in thousands of United States dollars except per share amounts, US GAAP)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenue	$ 165,443	$ 183,789	$ 326,552	$ 362,376
Operating expenses:
Salaries, wages and other employee benefits	75,628	78,054	148,750	154,425
Purchased transportation	25,968	26,176	50,944	51,947
Depreciation and amortization	3,696	3,766	7,597	7,525
Maintenance	8,710	9,148	16,189	17,731
Rents and leases	8,916	8,439	17,515	16,386
Owner operators	13,005	11,950	24,974	23,178
Fuel and fuel-related expenses	29,868	34,738	61,443	70,762
Other operating expenses	15,806	16,205	31,439	31,292
Other income	(673)	(132)	(963)	(50)
Total operating expenses	$ 180,924	$ 188,344	$ 357,888	$ 373,196

Loss from continuing operations before the undernoted	(15,481)	(4,555)	(31,336)	(10,820)

Interest expense, net	1,358	1,325	3,278	2,635

Loss from continuing operations before income taxes	(16,839)	(5,880)	(34,614)	(13,455)

Income tax expense (recovery)	134	(157)	(12)	(545)

Net loss from continuing operations	(16,973)	(5,723)	(34,602)	(12,910)

Discontinued operations, net of income taxes	--	1,560	85,301	2,931

Net income (loss)	$ (16,973)	$ (4,163)	$ 50,699	$ (9,979)

Basic and Diluted income (loss) per share:
Loss from continuing operations	$ (1.03)	$ (0.35)	$ (2.11)	$ (0.79)
Discontinued operations income	$ --	$ 0.10	$ 5.20	$ 0.18
Net income (loss)	$ (1.03)	$ (0.25)	$ 3.09	$ (0.61)

Weighted average number of shares:
Basic	16,432,241	16,399,241	16,417,108	16,383,175
Diluted	16,432,241	16,399,241	16,417,108	16,383,175

(Consolidated Statements of Cash Flows follows)

Vitran Corporation Inc.
Consolidated Statements Of Cash Flows
(Unaudited)
(in thousands of United States dollars, US GAAP)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Cash provided by (used in):
Operations:
Net income (loss)	$ (16,973)	$ (4,163)	$ 50,699	$ (9,979)
Items not involving cash from operations:
Depreciation and amortization	3,696	3,766	7,597	7,525
Deferred income taxes	44	(1)	(178)	(44)
Share-based compensation expense	92	100	187	227
Gain on sale of property and equipment	(673)	(132)	(963)	(50)
Income from discontinued operations	--	(1,560)	(85,301)	(2,931)
Change in non-cash working capital components	2,280	5,452	(4,739)	(873)
Continuing operations	(11,534)	3,462	(32,698)	(6,125)
Discontinued operations	--	237	475	3,616
	(11,534)	3,699	(32,223)	(2,509)
Investments:
Proceeds from sale of business, net of cash divested	363	--	94,102	--
Purchase of property and equipment	(1,695)	(5,500)	(2,486)	(7,082)
Proceeds on sale of property and equipment	1,451	1,026	1,795	1,567
Continuing operations	119	(4,474)	93,411	(5,515)
Discontinued operations	--	(261)	22	(461)
	119	(4,735)	93,433	(5,976)

Financing:
Change in revolving credit facility and bank overdraft	--	1,440	(31,750)	10,980
Repayment of long-term debt	(628)	(489)	(1,072)	(733)
Proceeds from long-term debt	--	--	14,058	--
Repayment of capital leases	(409)	(846)	(811)	(1,787)
Financing costs	--	--	(514)	--
Issue of common shares upon exercise of stock options	--	--	170	151
	(1,037)	105	(19,919)	8,611
Effect of foreign exchange translation on cash	(889)	65	(289)	(19)
Increase (decrease) in cash and cash equivalents	(13,341)	(866)	41,002	107
Cash and cash equivalents, beginning of period	54,576	2,177	233	1,204
Cash and cash equivalents, end of period	$ 41,235	$ 1,311	$ 41,235	$ 1,311
Change in non-cash working capital components:
Accounts receivable	$ 2,508	$ 368	$ (8,002)	$ (8,137)
Inventory, deposits and prepaid expenses	992	1,724	1,160	454
Income taxes recoverable/payable	4	1,659	(993)	570
Accounts payable and accrued liabilities	(1,224)	1,701	3,096	6,240
	$ 2,280	$ 5,452	$ (4,739)	$ (873)

(additional financial information follows)

Statistical Information
(Unaudited)
For the quarter ended
June 30, 2013
($U.S.)	LTL	Q. over Q.
	Division	% Change
Revenue (000's)	$165,443	* (9.7%)
No. of Shipments	1,025,690	(11.2%)
Weight (000's lbs)	1,505,259	(11.8%)
Revenue per shipment	$161.30	* 1.7%
Revenue per CWT	$10.99	* 2.4%

For the six months ended
June 30, 2013
($U.S.)	LTL	Y. over Y.
	Division	% Change
Revenue (000's)	$326,552	* (9.6%)
No. of Shipments	2,005,593	(12.1%)
Weight (000's lbs)	2,942,072	(12.4%)
Revenue per shipment	$162.82	* 2.9%
Revenue per CWT	$11.10	* 3.3%

* All % changes have been normalized for the impact of foreign exchange fluctuation, period over period

CONTACT: William Deluce, Interim President/CEO
         Fayaz Suleman, VP Finance/CFO
         Vitran Corporation Inc.
         416/596-7664